Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-161278) pertaining to the Crawford & Company International Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-8 No. 333-161279) pertaining to the Crawford & Company Non-Employee Director Stock Plan,
(3)
Registration Statement (Form S-8 No. 333-213010) pertaining to the Crawford & Company 2016 Omnibus Stock and Incentive Plan and the Crawford & Company 2016 Employee Stock Purchase Plan,
(4)
Registration Statement (Form S-8 No. 333-240324) pertaining to the 2019 Crawford & Company U.K. Sharesave Scheme, and
(5)
Registration Statement (Form S-8 No. 333-266665) pertaining to the Crawford & Company 2016 Omnibus Stock and Incentive Plan, as Amended,

of our reports dated March 4, 2024, with respect to the consolidated financial statements of Crawford & Company and the effectiveness of internal control over financial reporting of Crawford & Company included in this Annual Report (Form 10-K) of Crawford & Company for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 4, 2024